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                                                               EXHIBIT 99.4

To GreenMountain.com Company:


Copernicus, The Marketing Investment Strategy Group, hereby consents to the use of the 1998 and 1999 research reports and quotes therefrom and to all references to us included in or made a part of the GreenMountain.com Company Registration on Form S-1 (Registration No. 333-75171).

/s/ Sohel Karmin
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Name:Sohel Karmin

Title:Senior Vice President